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                      [DORSEY & WHITNEY LLP LETTERHEAD]          EXHIBIT 99.2L.2





                              September 19, 1997


Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street
Chicago, Illinois  60601

        Re:     Nuveen Premium Income Municipal Fund, Inc.



Ladies and Gentlemen:

                We have acted as special Minnesota counsel to Nuveen Premium Income Municipal Fund, Inc., a Minnesota corporation (the "Fund"), in connection with the Fund's authorization and proposed issuance of 1,000 shares of its Municipal Auction Rate Cumulative Preferred Stock, Series M, 1,000 shares of its Municipal Auction Rate Cumulative Preferred Stock, Series T,
1,000 shares of its Municipal Auction Rate Cumulative Preferred Stock, Series
W, 1,000 shares of its Municipal Auction Rate Cumulative Preferred Stock,
Series TH, and 1,000 shares of its Municipal Auction Rate Cumulative Preferred Stock, Series F, each with a par value of $.01 per share and a liquidation preference of $25,000 per share (the "MuniPreferred(R)"). The shares and series of MuniPreferred(R) referred to above are referred to herein collectively as the "Shares."

                The Shares will be issued pursuant to, and the rights and preferences of the Shares will be as set forth in, the Fund's articles of Incorporation as amended through August 11, 1997, as filed with the Secretary of State of the State of Minnesota, including the Amendment and Restatement of Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate Cumulative Preferred Stock as filed with the Secretary of State of the State of Minnesota on August 11, 1997. the Fund has advised us that a Registration Statement on Form N-2 (SEC File No. 333-33651), as amended by one or more pre-effective amendments thereto, relating to the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (such registration statement, in the form most recently amended, being referred to herein as the "Registration Statement"), and that the Shares will be sold to the public pursuant to purchase

















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                             DORSEY & WHITNEY LLP




Vedder, Price, Kaufman & Kammholz
September 19,1997
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agreements in the form filed as an exhibit to the Registration Statement (such purchase agreements being referred to herein collectively as the "Purchase Agreement"), among the Fund, Nuveen Advisory Corp., and the entities named as underwriters therein (the "Underwriters").

        In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Fund in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Fund, certificates of public officials and of responsible officers of the Fund, and other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Fund. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

        Based on the foregoing, it is our opinion that:

        1. The Fund has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

        2. The Shares, when issued and delivered by the Fund pursuant to, and upon satisfaction of the conditions contained in, the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be legally issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. You and the Fund are hereby authorized to rely on the foregoing opinions in rendering your opinion to the Fund to by filed as an exhibit to the Registration Statement. Except as aforesaid, the foregoing opinions are not to be relied upon by any other person without our prior written authorization.
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                             DORSEY & WHITNEY LLP



Vedder, Price, Kaufman & Kammholz
September 19, 1997
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Fund's final Prospectus relating to the Shares included in the Registration Statement.


                                                Very truly yours,

                                                Dorsey & Whittney LLP


JDA